UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No.           )
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Criteo S.A.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Set forth below is the English version of the convening notice for the Annual Meeting of Shareholders of Criteo S.A. (the "Company") that is being sent to holders of ordinary shares of the Company in accordance with French law.

CRITEO
French société anonyme
Share capital of €1,616,640.93
Registered office: 32 rue Blanche, 75009 Paris
484 786 249 R.C.S. Paris
_____________________

Paris, May 24, 2017

Dear Shareholder,

We are pleased to hereby inform you that you are convened to the CRITEO S.A. (the “Company”) combined ordinary and extraordinary shareholders’ meeting to be held on June 28, 2017 at 2 p.m., Paris time, (the “Combined Shareholders Meeting”), at the Company’s registered office, in order to deliberate on the agenda detailed in the enclosed document.
Any shareholder, regardless of the number of shares he/she holds, can participate in the Combined Shareholders Meeting.
The right to participate at the Combined Shareholders Meeting is evidenced by the registration, on June 26, 2017, 12:00 a.m., Paris time, of the shares in the name of the shareholder or of the intermediary registered on behalf of such shareholder, in the Company’s shareholders accounts held for it by its agent, BNP Paribas Securities Services.
You have several ways to participate in the Combined Shareholders Meeting:
-	attending in person,
-	voting by mail, or
-	being represented by proxy.

To attend the Combined Shareholders Meeting in person, you can (i) request an admission card from BNP Paribas Securities Services by regular mail or (ii) present yourself on the meeting day directly at the desk specially provided for this purpose with a document showing your identity.
If you are not able to attend the Combined Shareholders Meeting in person, you can (i) vote by mail or (ii) give a proxy to the Chairman of the Combined Shareholders Meeting or to your spouse or to the partner with whom you have entered into a civil union (Pacs) or to another shareholder.
To this effect, you can request a voting or proxy form and return it to BNP Paribas Securities Services at the address provided below. The requests for voting or proxy forms shall be received by BNP Paribas Securities Services at the address mentioned below at least six days before the date of the Combined Shareholders Meeting, i.e., on June 22, 2017 at the latest.
To be taken into account, the voting forms must be received by BNP Paribas Securities Services (Services Assemblées Générales) by June 24, 2017 at the latest.

It is specified that any shareholder having already voted, having sent a proxy or requested an admission card cannot choose any other form of participation.
Any request and/or correspondence relating to the Combined Shareholders Meeting, including proxy forms must be sent to:
BNP Paribas Securities Services
Les Grands Moulins de Pantin
Services Assemblées Générales
9 rue du Débarcadère
93761 Pantin Cedex - France
Tél. : + 33.1.57.43.02.30

All the documents that, according to law, must be communicated for the Combined Shareholders Meeting will be made available to the shareholders at the Company’s registered office, within the legal time period.
Note that you can also find all information regarding the Combined Shareholders Meeting online on the Company’s Investor Relations website: http://criteo.investorroom.com/annuals.

Yours sincerely,

______________________
For the Board of Directors
Jean-Baptiste Rudelle
Chairman of the Board

Encl.: agenda of the Combined Shareholders Meeting

COMBINED SHAREHOLDERS MEETING OF JUNE 28, 2017

Agenda for the Ordinary Shareholders’ Meeting
1.	Renewal of the term of office of Mr. Hubert de Pesquidoux as Director
2.	Ratification of the provisional appointment of Mr. Edmond Mesrobian as Director
3.	Appointment of Ms. Nathalie Balla as Director
4.	Appointment of Ms. Rachel Picard as Director
5.	Fixing the annual limit for directors’ attendance fees at €2,500,000
6.	Non-binding advisory vote to approve the compensation for the named executive officers of the Company
7.	Approval of the statutory financial statements for the fiscal year ended December 31, 2016
8.	Approval of the consolidated financial statements for the fiscal year ended December 31, 2016
9.	Discharge (quitus) of the members of the Board of Directors and the Statutory Auditors for the performance of their duties for the fiscal year ended December 31, 2016
10.	Approval of the allocation of profits for the fiscal year ended December 31, 2016
11.	Approval of the agreement relating to the translation of the book written by Mr. Jean-Baptiste Rudelle into English (agreement referred to in Article L.225-38 of the French Commercial Code)
12.	Approval of the management agreement entered into with Mr. Eric Eichmann as Chief Executive Officer (agreement referred to in Article L.225-38 of the French Commercial Code)
13.	Renewal of the term of office of Deloitte & Associés as principal Statutory Auditor
14.	Delegation of authority to the Board of Directors to execute a buyback of Company stock in accordance with Article L. 225-209-2 of the French Commercial Code
Agenda for the Extraordinary Shareholders’ Meeting
15.
Authorization to be given to the Board of Directors to grant OSAs (options to subscribe for new ordinary shares) or OAAs (options to purchase ordinary shares) of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code

16.
Authorization to be given to the Board of Directors to grant time-based free shares/restricted stock units to employees of the Company and its subsidiaries pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code

17.
Authorization to be given to the Board of Directors to grant performance-based free shares/ restricted stock units to executives and certain employees of the Company and its subsidiaries, from time to time, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code

18.
Delegation of authority to the Board of Directors to issue and grant warrants (bons de souscription d’actions) for the benefit of a category of persons meeting predetermined criteria, without shareholders’ preferential subscription rights

19.	Approval of the overall limits on the amount of ordinary shares to be issued pursuant to Resolutions 15 to 18 above
20.
Delegation of authority to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L.225-209-2 of the French Commercial Code

21.
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights

22.
Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the delegation in Resolution 21, without shareholders’ preferential subscription rights

23.	Delegation of authority to the Board of Directors to increase the Company’s share capital through incorporation of premiums, reserves, profits or any other amounts that may be capitalized
24.
Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d'épargne d’entreprise)

25.	Amendment to Article 19 of the Company’s By-laws to provide that the record date for attending a shareholders’ meeting is two business days prior to such meeting at 12:00 a.m., Paris time
26.
Amendment to the Company’s By-laws to comply with applicable provisions of the French Commercial Code, including modifications to: (i) Article 4 “Registered Office,” to provide that the Company’s registered office may be transferred by the Board of Directors to any other location in France, (ii) Article 16 “Agreements Subject to Authorization,” to provide that agreements between a company and its wholly-owned subsidiary shall not be characterized as related person agreements that require prior approval of the Board of Directors, and (iii) Article 18 “Statutory Auditors,” to provide that the Company shall only be required to appoint one or more deputy statutory auditors when required by law

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